We have issued our report dated July 12, 1996, accompanying the consolidated financial statements and schedule of International Airline Support Group, Inc. and Subsidiaries included in the Annual Report on Form 10-K for the year ended May 31, 1996 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."


Grant Thornton LLP

Miami, Florida
October 9, 1996